Exhibit 99.1

STEVIA CORP. ENGAGES GROWERS SYNERGY AS FARM MANAGERS IN VIETNAM

INDIANAPOLIS, IN, Oct 31, 2011 (MARKETWIRE via COMTEX) -- Stevia Corp. ("Stevia Corp." or the "Company"), a farm management company focused on the economic development of Stevia, the fastest growing product in the alternative sweetener sector, is pleased to announce the engagement of Growers Synergy Pte Ltd to provide farm management supervision in Vietnam and to ensure local adoption of Stevia Corp.'s proprietary G-Farm* systems by contracted Vietnamese growers. Growers Synergy is a Singapore registered farm management company holding land leases in Indonesia and Vietnam producing crops for the domestic and export markets. The Company also supplies fresh fruit and vegetables directly to supermarkets and businesses in Asia and has built a substantial distribution network.

The G-Farm system is a novel crop production system that uses best-in-class sustainable farming practices and chemical-free solutions to produce crops. Integral to this system is Micro Suspension (MS) Technology that produces highly efficient MS fertilizers to increase crop yield and quality. In line with sustainable agriculture principles, the G-Farm system incorporates variety screening, crop rotation, comprehensive nutrient management and soil conservation to implement best management practices in crop production.

Growers Synergy will also provide off-take agreements for the multi/inter-cropping component of the G-Farm system that will be deployed in Vietnam. Stevia Corp. will thus be able to guarantee a market for all products produced by the farmers as part of its Stevia program ensuring profitable harvests for farmers that adopt the G-Farm system. This will add considerable value and marketability for the quick adaptation of Stevia by the local farming communities.

Mr. George Blankenbaker, Stevia Corp. President, states, "Growers Synergy's cross-cultural experience and deep understanding in how best to work with indigenous farmers and its ability to provide off-take agreements with ready markets for the multi/inter-crops is critical for the rapid adoption of Stevia Corp.'s G-Farm systems, which is a necessity for the successful commercialization of high Reb-A Stevia production within South East Asia."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.steviacorp.us .

*G-Farm Systems and MS Technology are trademarks of Agro Genesis Pte. Ltd.
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ABOUT STEVIA CORP.  Stevia Corp. is a farm  management  company  focused on best practice agronomic competency in order to deliver high value stevia through proprietary plant breeding, excellent agricultural methodologies and innovative post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam. For more information visit: www.steviacorp.us

ABOUT THE STEVIA INDUSTRY SECTOR. Within two years of the USA market opening, Nielsen-based retail consumption data indicated almost $1 billion of retail sales for the sector. Market research group, Mintel, has said it expects sales of stevia sweetened products to top $2 billion in 2011. In 2010, stevia products were launched across thirty-five countries and in 38 categories. Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and forecasts the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand. For more information visit: www.steviacorp.us

NOTICE REGARDING FORWARD-LOOKING STATEMENTS. This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, deployment and adoption of G-Farm system, profitable harvests for farmers that adopt the G-Farm system, the development of new business opportunities, worldwide sales of stevia extract and sweetened products, growth of stevia leaf production and growth of stevia global market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.